Exhibit 24

POWER OF ATTORNEY

Annual Report on Form 10-K

Servotronics, Inc.

I, the undersigned, a director of Servotronics, Inc., a Delaware corporation, do hereby constitute and appoint Michael C. Donlon to be my true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, to sign my name to the Annual Report on Form 10-K of Servotronics, Inc. for the fiscal year ended December 31, 2022, and all amendments thereto, and to file, or cause to be filed, the same with all exhibits thereto (including this power of attorney), and other documents in connection therewith with the Securities and Exchange Commission, provided that such Annual Report on Form 10-K in final form, and any amendment or amendments thereto and such other documents, be approved by said attorney-in-fact; and I do hereby grant unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in or about the premises, as fully and to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have subscribed these presents this 24th day of March, 2023.

Brent D. Baird